As filed with the Securities and Exchange Commission on September 18, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

TenFold Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	83-0302610
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

698 West 10000 South

South Jordan, Utah 84095

(Address of Principal Executive Offices)

1993 Flexible Stock Incentive Plan

1999 Employee Stock Purchase Plan

1999 Stock Plan

2000 Employee Stock Option Plan

(Full Title of the Plans)

Robert W. Felton

Chairman, President and CEO

TenFold Corporation

698 West 10000 South

South Jordan, Utah 84095

(801) 495-1010

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Copy To:

Robert B. Knauss, Esq.

Brett J. Rodda, Esq.

Munger, Tolles & Olson LLP

355 South Grand Avenue

35th Floor

Los Angeles, CA 90071

Telephone No.: (213) 683-9100

Telecopier No.: (213) 687-3702

(Calculation of Registration Fee on following page)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
1999 Employee Stock Purchase Plan Common Stock, $0.001 par value	856,423	$0.16(2)	$138,312	$15(2)
1999 Stock Plan Common Stock, $0.001 par value	8,940,855	$1.32(3)	$11,846,565	$1,268(3)
1999 Stock Plan Common Stock, $0.001 par value	4,059,145	$0.19(4)	$771,238	$83(4)
Previously Registered Common Stock, $0.001 par value	21,037,447	NA(5)	N/A	$0(5)

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock. In addition, this Registration Statement covers the resale by certain Selling Stockholders named in the Prospectus included in and filed with this Form S-8 of certain of the shares of the Registrant’s Common Stock subject to this Registration Statement, for which no additional registration fee is required pursuant to Rule 457(h)(3).
(2)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the “Securities Act”) solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sale prices of the Common Stock as reported on the OTC Bulletin Board on September 11, 2006, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.
(3)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to outstanding options is based upon the weighted average per share exercise price of outstanding options under the referenced Plan, of which the underlying shares of Common Stock are registered hereby.
(4)	Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the OTC Bulletin Board on September 11, 2006.
(5)	Pursuant to Rule 429 under the Securities Act, this Registration Statement is deemed to be a post-effective amendment to (a) the Registrant’s Registration Statement on Form S-8 (File No. 333-55910) filed on February 20, 2001, for which the Registrant paid a registration fee of $4,204.16 to register 9,529,067 shares of Common Stock for issuance under the 2000 Employee Stock Option Plan, the 1999 Employee Stock Purchase Plan and the 1999 Stock Plan, and (b) the Registrant’s Registration Statement on Form S-8 (File No. 333-79053) filed on May 21, 1999, for which the Registrant paid a registration fee of $44,129.94 to register 15,078,900 shares of Common Stock for issuance under the 1993 Flexible Stock Incentive Plan, the 1999 Employee Stock Purchase Plan and the 1999 Stock Plan.

Pursuant to Rule 429 under the Securities Act, this Registration Statement is deemed to be a post-effective amendment to the Registrant’s Registration Statement on Form S-8 (File No. 333-55910) filed on February 20, 2001, and the Registrant’s Registration Statement on Form S-8 (File No. 333-79053) filed on May 21, 1999.

REOFFER PROSPECTUS

TenFold Corporation

18,307,818 Shares of Common Stock

Acquired by the Selling Stockholders Under

1993 Flexible Stock Incentive Plan

and

1999 Stock Plan

and

2000 Employee Stock Option Plan

This Prospectus relates to shares (the “Shares”) of Common Stock, par value $0.001 per share (“Common Stock”), of TenFold Corporation, a Delaware corporation (the “Company”), which may be offered and sold from time to time by certain stockholders of the Company (the “Selling Stockholders”) who have acquired or will acquire such Shares pursuant to the Company’s 1993 Flexible Stock Incentive Plan, 1999 Stock Plan, and 2000 Employee Stock Option Plan (each, including the stock grants, a “Plan” and collectively, the “Plans”). See “Selling Stockholders.” The Company’s Common Stock is quoted on the OTC Bulletin Board under the symbol “TENF.OB.” On September 11, 2006, the closing price for our common stock was $0.20 per share.

The Company will not receive any of the proceeds from sales of the Shares by any of the Selling Stockholders. The Shares may be offered from time to time by any or all of the Selling Stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he or she may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price. See “Plan of Distribution.” All costs, expenses and fees in connection with the registration of the Shares have been borne by the Company. Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the Shares will be borne by the Selling Stockholder.

Each Selling Stockholder and any broker executing selling orders on behalf of a Selling Stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended (the “Securities Act”). If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the Shares as principals, any profits received by such broker-dealers on the resale of the Shares, may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Stockholders may be deemed to be underwriting commissions.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is September 18, 2006

AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the Public Reference Room of the Commission at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. Additionally, the Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

This Prospectus constitutes part of a Registration Statement on Form S-8 filed on the date hereof (herein, together with all amendments and exhibits, referred to as the “Registration Statement”) by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to the full Registration Statement. Statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the offices of the Commission as indicated above without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereto.

PRIVATE SECURITIES LITIGATION REFORM ACT SAFE HARBOR STATEMENT

You are cautioned that certain statements contained or incorporated or deemed to be incorporated by reference in this Prospectus, as well as some statements by the Company in periodic press releases and some oral statements by Company officials to securities analysts and stockholders during presentations about the Company, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Statements which are predictive in nature, which depend upon or refer to future events or conditions, or which include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “hopes,” and similar expressions constitute forward-looking statements. In addition, any statements concerning future financial or operating performance (including future cash flow, revenues, expenses, operating margins, earnings or earnings per share or growth rates), future market conditions and other economic conditions, ongoing business strategies or prospects, the value of contracts, including amounts that the Company expects to realize upon performing services and the timing of those services, are also forward-looking statements as defined by the Act. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about the Company, economic and market factors and the technology industry, among other things. These statements are not guarantees of future performance, and the Company has no specific intention to update these statements.

Actual events and results may differ materially from those expressed or forecasted in the forward-looking statements made by the Company or Company officials due to a number of factors. The principal important risk factors that could cause the Company’s actual performance and future events and actions to differ materially from such forward-looking statements include, but are not limited to, difficulty in attracting new customers and closing sales with new or existing customers; difficulty in generating sufficient cash flow from operations, or to secure additional sources of financing in the future; lengthy or delayed sales cycles; dependency on a small number of customers a loss of which may cause revenues and cash flow to decline; inability to successfully implement new business models; and failure to attract and retain highly skilled employees, particularly consultants, project managers and other senior technical personnel. See the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, and the Company’s other filings with the Commission for a further discussion of these and other risks and uncertainties applicable to the Company’s business.

BUSINESS

TenFold provides services and technology for building complex, Service Oriented Architecture (“SOA”)-compliant, mission-critical applications in significantly less time and cost than it would otherwise take using traditional development technologies. We believe that with TenFold’s technology, EnterpriseTenFold™ (formerly “Universal Application”), customers will also experience significantly reduced ongoing applications maintenance and enhancement costs compared to what they generally experience with legacy applications.

At the end of 2005, we replaced our former Chief Executive Officer with long-time TenFold director and shareholder, Robert W. Felton. Under his leadership, we have recently changed our business model to focus on selling larger consulting projects, instead of the smaller prototype application projects that we primarily sold in 2005. We believe that providing larger consulting projects (that include the full breadth of applications consulting from applications design through production implementation) will be a more successful model for both us and our customers. We believe that some of our customers would have been more successful with their projects with more consulting assistance than they chose to purchase under our prior business model. Although we expect to be more successful with this new model, we have limited experience with the new model as we have introduced it only recently. And although we have closed some new sales under this model, the amount of such sales is not sufficient to generate positive cash flow or profitability. As a result, it is unclear if or when we can expect to close significant sales to new or existing customers, and until we do so we are likely to continue to experience negative cash flow from operations and losses.

The Company is a Delaware corporation and maintains its principal executive offices at 698 West 10000 South, South Jordan, Utah, 84095. Its telephone number is (801) 495-1010.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(b) The Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006;

(c) The Company’s Current Reports on Form 8-K filed January 9, 2006, February 6, 2006, February 28, 2006, March 21, 2006 and May 25, 2006;

(d) The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on March 29, 1999, as amended on May 18, 1999, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

The information relating to the Company contained in this Prospectus should be read together with the information in the documents incorporated by reference.

This Prospectus incorporates by reference documents which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available without charge to any person to whom this Prospectus is delivered, upon written or oral request. Requests for such documents should be directed to TenFold Corporation, 698 West 10000 South, South Jordan, Utah, 84095, Attention: Chief Financial Officer, Telephone: (801) 495-1010.

USE OF PROCEEDS

The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders.

SELLING STOCKHOLDERS

This Prospectus relates to Shares that are being registered for reoffers and resales by Selling Stockholders who have acquired or may acquire Shares pursuant to any of the Plans. The Selling Stockholders may resell any or all of the Shares at any time they choose while this Prospectus is effective. Directors, certain of their family members, trusts for their benefit, and entities that they own, that acquire Shares under the Plans may be added to the Selling Stockholder list below by a supplement to this Prospectus supplement filed with the Commission. The number of Shares to be sold by any Selling Stockholder under this Prospectus also may be increased or decreased by a supplement to this Prospectus. Non-affiliates holding restricted securities issued under any of the Plans and who are not named below may use this Prospectus for the offer or sale of their Shares, provided they hold 1,000 or fewer Shares.

The following table sets forth (a) the name and position or positions with the Company of each Selling Stockholder; (b) the number of shares of Common Stock beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by each Selling Stockholder as of the date of this Prospectus; (c) the number of shares of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (d) the number of shares of Common Stock to be beneficially owned by each Selling Stockholder following the sale of all shares that may be so offered, assuming no other change in the beneficial ownership of the Company’s Common Stock by such Selling Stockholder after the date of this Prospectus. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Robert W. Felton beneficially owns 27.5% of the Company’s Common Stock; Jeffrey L. Walker beneficially owns 33.3%; Richard H. Bennett Jr. beneficially owns 1.7%; Stephen H. Coltrin beneficially owns 5.3%; Ralph W. Hardy, Jr. beneficially owns 23.9% and Robert E. Parsons, Jr. beneficially owns less than 1%. After the resale, assuming the sale of all shares that may be so offered and no other changes in their beneficial ownership of the Company’s Common Stock after the date of this Prospectus, Mr. Felton will beneficially own 23.6% of the Company’s Common Stock, Mr. Walker will beneficially own 28.9%, Mr. Coltrin will beneficially own 4.9%, Mr. Hardy will beneficially own 23.2% and Mr. Bennett and Mr. Parsons will each beneficially own less than 1% of the Company’s Common Stock.

Inclusion of an individual’s name in the table below does not constitute an admission that such individual is an “affiliate” of the Company.

Selling Stockholder	Principal Position(s)(1) with the Company	Shares Beneficially Owned(2-4)	Number of Shares Offered for Resale(5)	Shares Beneficially Owned After the Resale(2)
Robert W. Felton	Chairman, President, and CEO	16,319,811	5,640,000	13,270,436

Jeffrey L. Walker	Executive Vice President, Chief Technology Officer	16,501,675	3,250,000	13,454,800

Richard H. Bennett, Jr.	Director	809,375	900,000	—

Stephen H. Coltrin	Director	2,594,306	300,000	2,419,306

Ralph W. Hardy, Jr. (6)	Director	13,585,976	655,000	13,021,601

Robert E. Parsons, Jr.	Director	215,000	315,000	—

(1)	All positions described are with the Company, unless otherwise indicated.
(2)	Beneficial ownership is determined pursuant to Regulation 13D/G under the Exchange Act. Shares underlying options are reflected only to the extent that the option is exercisable as of, or within 60 days after, the date of this Prospectus. As a result, “Shares Beneficially Owned” may not reflect all of the Shares that may be sold pursuant to this Registration Statement.
(3)	Includes an aggregate total of 7,860,000 shares of Common Stock subject to acquisition within 60 days of the date of this Prospectus through the exercise of stock options granted under the Plans.
(4)	Includes shares of Common Stock issuable upon conversion of convertible preferred stock and upon exercise of warrants as follows: Robert W. Felton – 6,451,514 shares from convertible preferred stock and 3,225,757 from warrants; which are held by the Robert W. Felton Trust Stephen H. Coltrin – 1,612,871 shares from convertible preferred stock, 806,435 from warrants Ralph W. Hardy, Jr. – 6,451,514 shares from convertible preferred stock, 3,225,757 from warrants (6)
(5)	Includes shares issued or issuable upon exercise of options (including options that are not exercisable as of, or within 60 days after, the date of this Prospectus) and shares granted to such employees under the Plans. Also being registered is an additional 7,247,818 shares that may be granted to such employees under the Plans in the future.
(6)	Includes the Common Stock held by First Media TF Holdings, LLC, a wholly owned subsidiary of First Media Corporation. Mr. Hardy is a principal of First Media TF Holdings, LLC, and an officer, director, and stockholder of First Media Corporation. Mr. Hardy disclaims beneficial ownership of the Common Stock, convertible preferred stock, and warrants held by First Media TF Holdings, LLC, except to the extent of his pecuniary interest in such Common Stock, convertible preferred stock, and warrants.

The Company may supplement this Prospectus from time to time as required by the rules of the Commission to include certain information concerning the security ownership of the Selling Stockholders or any new Selling Stockholders, the number of securities offered for resale and the position, office or other material relationship which a Selling Stockholder has had within the past three years with the Company or any of its predecessors or affiliates.

PLAN OF DISTRIBUTION

The purpose of the Prospectus is to permit the Selling Stockholders, if they desire, to offer for sale and sell the Shares they acquired or will acquire pursuant to the Plans at such times and at such places as the Selling Stockholders choose.

The decision to exercise options for Shares, or to sell any Shares, is within the discretion of the holders thereof, subject generally to the Company’s policies affecting the timing and manner of sale of Common Stock by certain individuals. There can be no assurance that any of the options will be exercised or any Shares will be sold by the Selling Stockholders.

Subsequent to exercise, if any, each Selling Stockholder is free to offer and sell his or her Shares at such times, in such manner and at such prices as he or she shall determine. The Selling Stockholders have advised the Company that sales of Shares may be effected from time to time in one or more types of transactions (which may include block transactions) in open market transactions, in negotiated transactions, through the writing of options on the Shares, through settlement of short sales of Shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices. Such transactions may or may not involve brokers or dealers. The Selling Stockholders have advised the Company that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the Shares by the Selling Stockholders.

The Selling Stockholders may effect such transactions by selling Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Stockholders and any broker-dealers that act in connection with the sale of Shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the Shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

Because the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the NYSE pursuant to Rule 153 under the Securities Act.

The Company has informed the Selling Stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

The Selling Stockholders also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

EXPERTS

The financial statements of TenFold Corporation appearing in TenFold’s Form 10-K for the year ended December 31, 2005, have been audited by Tanner LC, an independent registered public accounting firm, as set forth in their report thereon included therein and are incorporated in reliance upon such firm as experts in accounting and auditing.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE AS OF WHICH SUCH INFORMATION IS GIVEN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

18,307,818 SHARES

TENFOLD CORPORATION

COMMON STOCK

PROSPECTUS

September 18, 2006

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by TenFold Corporation, a Delaware corporation (the “Registrant”), relating to 34,893,870 shares of the Registrant’s Common Stock, par value $0.001 per share (“Common Stock”), which may be offered and sold pursuant to the 1993 Flexible Stock Incentive Plan, the 1999 Employee Stock Purchase Plan, the 1999 Stock Plan and the 2000 Employee Stock Option Plan (each a “Plan,” and collectively, the “Plans”). This Registration Statement is intended to consolidate in one place the registration of 21,037,447 shares of Common Stock that were previously registered for offer and sale pursuant to the Plans on two separate Forms S-8, and the registration of an additional 13,856,423 shares of Common Stock that may be offered and sold pursuant to the Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required in Part I of this Registration Statement is included in the prospectus for the Plans, which the Registrant has excluded from this Registration Statement in accordance with the instructions to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (File No. 000-25661);

(b) The Registrant’s quarterly reports on Form 10-Q for the quarters ended March 31, 2006 (File No. 000-25661) and June 30, 2006 (File No. 000-25661);

(c) The Registrant’s Current Reports on Form 8-K filed January 9, 2006, February 6, 2006, February 28, 2006, March 21, 2006 and May 25, 2006;

(d) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission under Section 12 of the Exchange Act on March 29, 1999, as amended on May 18, 1999, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4. Description of Securities. Not applicable.

Item 5. Interests of Named Experts and Counsel. Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The Registrant’s Restated Certificate of Incorporation limits the liability of directors to the full extent permitted by Delaware law. Delaware law provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant’s Bylaws provide that the Registrant shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

The Registrant has entered into agreements which indemnify its directors and executive officers. These agreements, among other things, indemnify the Registrant’s directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by such persons in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant. The Registrant believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

Item 7. Exemption from Registration Claimed. Not applicable.

Item 8. Exhibits.

Exhibit Number

5.1	Opinion of Munger, Tolles & Olson LLP

23.1	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Powers of Attorney (see signature page)

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, TenFold Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Jordan, State of Utah, on September 18, 2006.

TenFold Corporation

By:	/s/ Robert W. Felton
Robert W. Felton
Chairman, President and CEO

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert W. Felton and Robert P. Hughes, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: September 18, 2006	/s/ Robert W. Felton
Robert W. Felton
Chairman, President and CEO (Principal Executive Officer)

Dated: September 18, 2006	/s/ Robert P. Hughes
Robert P. Hughes
Chief Financial Officer and Chief of Staff (Principal Financial and Accounting Officer)

Dated: September 18, 2006	/s/ Jeffrey L. Walker
Jeffrey L. Walker, Director, Executive Vice President, and Chief Technology Officer

Dated: September 18, 2006	/s/ Richard H. Bennett, Jr.
Richard H. Bennett, Jr.
Director

Dated: September 18, 2006	/s/ Stephen H. Coltrin
Stephen H. Coltrin
Director

Dated: September 18, 2006	/s/ Ralph W. Hardy, Jr.
Ralph W. Hardy, Jr.
Director

Dated: September 18, 2006	/s/ Robert E. Parsons Jr.
Robert E. Parsons Jr.
Director

INDEX TO EXHIBITS

Exhibit Number
5.1	Opinion of Munger, Tolles & Olson LLP

23.1	Consent of Munger, Tolles & Olson LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Powers of Attorney (see signature page)